UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009 (December 17, 2009)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2009, JERIT Finance Co JPM, LLC (“JERIT Finance”), a wholly owned subsidiary of JER Investors Trust Inc. (the “Company”), amended its Master Repurchase Agreement with J.P. Morgan Securities Inc. (“J.P. Morgan”), dated as of September 12, 2008, as amended on December 17, 2008 (the “Repurchase Agreement”) to (i) extend the term of the Repurchase Agreement through January 22, 2010 (the prior maturity date was December 22, 2009); and (ii) provide that all Income (as defined in the Repurchase Agreement) on the assets sold to J.P. Morgan be applied to reduce the amount owed by JERIT Finance upon its repurchase of such assets rather than be paid or credited to JERIT Finance. On the same date, the Guaranty, dated as of September 12, 2008, as amended on September 26, 2008 and December 17, 2008, between the Company and J.P. Morgan (the “Guaranty”), which was entered into in conjunction with the Repurchase Agreement, was also amended to (i) remove the leverage and tangible net worth covenants applicable to the Company; and (ii) reduce the liquidity covenant applicable to the Company to $150,000. JERIT Finance’s borrowings under the Repurchase Agreement were $7 million as of December 21, 2009.

The Company believes that it is unlikely the Repurchase Agreement will be extended or renewed by J.P. Morgan upon its amended maturity date. Upon maturity of the Repurchase Agreement, the collateral that serves as security for the Repurchase Agreement may be liquidated or seized by J.P. Morgan in order to satisfy outstanding borrowings under the Repurchase Agreement. To the extent that the proceeds of the liquidation or credit for the seizure of such collateral are insufficient to satisfy outstanding borrowings, and JERIT Finance is not able to finance or refinance such deficiency, J.P. Morgan could make a further claim against the Company for the difference as the Repurchase Agreement is fully recourse to the Company.

The Guaranty, the Second Amendment thereto, and the Repurchase Agreement were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed on December 23, 2008.

Item 8.01	Other Events.

On December 17, 2009, the Company failed to fund a capital call issued by JER US Debt Co-Investment Vehicle, L.P. (the “US Debt Fund”) on November 25, 2009 in the amount of $2,667,273, which amount was attributable to the Company’s status as a limited partner of the US Debt Fund. On the same date, the Company funded such capital call in the amount of $60,000, which amount was attributable to the Company’s status as a limited partner of JER Debt Co-Investment Advisors, L.P., the general partner of the US Debt Fund (the “General Partner”). On November 25, 2009 the Company, in its capacity as a limited partner of the US Debt Fund, failed to fund a prior capital call issued by the US Debt Fund on November 11, 2009 in the amount of $620,870.

On December 7, 2009, the General Partner notified the limited partners of the US Debt Fund other than the Company of the failure by the Company as a limited partner of the US Debt Fund to fund the November 11, 2009 capital call and the Company’s anticipated failure to fund the capital call of November 25, 2009. The General Partner also announced the remedies that it was imposing on the Company with respect to its limited partnership interest in the US Debt Fund pursuant to the Amended and Restated Limited Partnership Agreement of the US Debt Fund, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 17, 2007, as modified by the First Amendment thereto, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 10, 2008 (the “LP Agreement”).

The General Partner imposed the following remedies on the Company as a limited partner of the US Debt Fund: (i) the Company became subject to interest charges on its unpaid capital calls at the prime rate plus 2% until such capital calls are met, such amount to be deducted from any distributions owing to the Company as a limited partner; (ii) the Company was assessed 25% of its Capital Account (as defined in the LP Agreement), such amount to be distributed to the limited partners of the US Debt Fund other than the Company; (iii) the Company’s rights to participate in any vote, consent or decision of the limited partners of the US Debt Fund has been eliminated; and (iv) the Company’s limited partnership interest in the US Debt Fund was offered for sale to other limited partners at a price equal to 75% of the Company’s Capital Account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment, dated December 21, 2009, to Master Repurchase Agreement, dated September 12, 2008, between JERIT Finance Co JPM, LLC and J.P. Morgan Securities Inc.

10.2	Third Amendment, dated December 21, 2009, to Guaranty, dated December 18, 2008, between JER Investors Trust Inc. and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.

(Registrant)

Date: December 22, 2009	By:	/S/ J. MICHAEL MCGILLIS
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer